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                                                                    EXHIBIT 10.2

                    AMENDMENT NO. 1 TO BRIDGE LOAN AGREEMENT

         This Amendment No. 1 to Bridge Loan Agreement (this "Amendment"), dated as of August 3, 2001, by and between Diebold Incorporated, an Ohio corporation ("Diebold"), and Global Election Systems Inc., a corporation organized under the laws of British Columbia ("Global"), amends the Bridge Loan Agreement, dated as of June 29, 2001 (the "Bridge Loan Agreement") , between Diebold and Global.

                                    RECITALS

         WHEREAS, Diebold and Global entered into that certain Bridge Loan Agreement dated as of June 29, 2001.

         WHEREAS, Diebold and Global desire to amend certain provisions of the Bridge Loan Agreement as set forth in this Amendment.

         NOW THEREFORE, in consideration of the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. RECITAL A of the Bridge Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "Lender and Borrower have executed a letter of intent dated as of June 19, 2001, as amended by that certain letter agreement dated as of August 2, 2001 (the "LOI") pursuant to which the Lender and the Borrower have agreed to consider a possible business combination transaction pursuant to which Lender would acquire all of the Borrower's issued and outstanding Common Stock in exchange for a combination of shares of Lender's common stock and cash valuing Borrower's Common Stock at a price of U.S. $1.135 per share (the "Merger").

         2. The definition of "Conversion Price" set forth in the Bridge Loan Agreement is hereby amended by deleting "$1.50" and replacing it with "$1.135".

         3. The definition of "Existing Indebtedness" is hereby amended by deleting "Closing Date" and replacing it with "Initial Closing Date".

         4. The definition of "Fair Market Value" is hereby amended by deleting "five" before "trading days" and replacing it with "ten".

         5. The definition of "Maturity Date" is hereby amended by deleting "Closing Date" and replacing it with "Initial Closing Date".

         6. Section 5.10(a) of the Bridge Loan Agreement is hereby amended by deleting "$1.50" and replacing it with "$1.135".


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         7. Section 5.10(b) of the Bridge Loan Agreement is hereby amended by deleting "$1.50" and replacing it with "$1.135".

         8. Except as expressly amended hereby, the Bridge Loan Agreement remains in full force and effect.

         9. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date and year first written above.

                                    DIEBOLD, INCORPORATED,
                                    as Lender


                                    By: /s/ GREGORY T. GESWEIN
                                       -----------------------------------------
                                        Name: Gregory T. Geswein
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                    GLOBAL ELECTION SYSTEMS INC.,
                                    as Borrower


                                    By: /s/ ROBERT J. UROSEVICH
                                       -----------------------------------------
                                        Name: Robert J. Urosevich
                                        Title: President and Chief Operating
                                               Officer